UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 8, 2008

ZIOPHARM Oncology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32353	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas, 19th Floor
New York, NY 10036
(Address of principal executive offices) (Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Dr. Jonathan Lewis and Mr. Richard Bagley’s Employment Agreements; Restricted Stock Grants

On December 5, 2008, the employment agreements with Dr. Jonathan Lewis, CEO, and Mr. Richard Bagley, President, COO and CFO, were amended to provide restricted stock grants of 150,000 and 50,000 shares of the Company’s common stock, respectively, with restrictions that will lapse on December 3, 2009, in lieu of the cash bonuses provided in their employment agreements. The Company’s other senior management employees have also received restricted stock grants in lieu of cash bonuses for the 2008 calendar year. The restricted stock grants in lieu of cash bonuses are in accordance with the Company’s previously announced efforts to conserve cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.: (Registrant)

Date: December 8, 2008	By:	/s/ Richard E. Bagley
Richard E. Bagley, President, Chief Operating Officer and Chief Financial Officer